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                 DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
                        SUPPLEMENTAL SEVERANCE PAY PLAN

                APPLICABLE TO CERTAIN EMPLOYEES AFFECTED  BY THE
            1998 BUSINESS REORGANIZATION (EFFECTIVE AUGUST 1, 1998)


1. Purpose. The purpose of the Dynegy Midstream Services, Limited Partnership Supplemental Severance Pay Plan (the "Supplemental Plan") is to grant additional severance benefits to Eligible Employees of Dynegy Midstream Services, Limited Partnership ("Dynegy Midstream") who are terminated as part of the 1998 Business Reorganization under the circumstances specified below. This Supplemental Plan is intended to supplement and become a part of the Dynegy Inc. Severance Pay Plan (the "Severance Pay Plan") during the period from August 1, 1998 through December 31, 1998.

2. Effective Date. The Supplemental Plan shall be effective for Eligible Employees of Dynegy Midstream who are terminated between August 1, 1998 and December 31, 1998. All prior existing severance pay plans, programs, or practices for employees, whether formal or informal, other than the Severance Pay Plan that are in existence for Dynegy Midstream employees are hereby revoked and terminated.

3. Eligibility. To be eligible for severance payments under the Supplemental Plan, you must be at least forty (40) years of age and have completed fifteen
(15) years Credited Length of Service with Dynegy Midstream on or before December 31, 1998. In addition, to be entitled to benefits under this Supplemental Plan, you must be terminated from employment with Dynegy Midstream between August 1, 1998 and December 31, 1998 as part of the 1998 Business Reorganization, as determined by the Plan Administrator, in its sole discretion.

     (A). You will not be considered to have been laid off as part of the 1998 Business Reorganization if the Plan Administrator, in its sole discretion, determines that:

        (1) Your employment terminated by resignation (even if you felt compelled to resign), retirement, death, disability, or discharge for poor performance, misconduct, or any other reason; or

        (2) You have been offered employment by a Successor Employer to commence promptly following your termination by the Company, whether you accept the position or not. A "Successor Employer" is an entity that assumes operations or functions formerly carried out by the Company (such as the buyer of a facility or an entity to which a Company operation or function has been outsourced), any affiliate of the Company, or any entity making the job offer at the request of the Company. The "Company" means Dynegy Inc., its successors
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             and assigns, and all Employing Companies, including all of Dynegy
             Inc.'s subsidiaries and affiliated entities currently participating in the Plan.

     (B). You are also not eligible if you meet one of the following conditions:

        (1)  All employees assigned to the Ozark Pipeline business unit;
        (2) All employees assigned to the Spivey, Kansas and Bradshaw, Kansas Gas Processing facilities;
        (3)  All employees assigned to the Field Transport business unit;
        (4)  All employees covered by a collective bargaining agreement; and
        (5) All employees of Dynegy Midstream with less than fifteen (15) years of credited service.

4. Benefits. If you are entitled to benefits under this Supplemental Plan, you will be paid a lump sum as determined by the following chart:

                SEVERANCE BENEFITS PROVIDED BY SUPPLEMENTAL PLAN

                                 WEEKS OF ADDITIONAL SEVERANCE PAY
          AGE                       UNDER THE SUPPLEMENTAL PLAN

          40-44                           Four (4) Weeks

          45-49                           Six (6) Weeks

          50-54                           Eight (8) Weeks

          55-59                           Ten (10) Weeks

          60 and above                    Twelve (12) Weeks

In addition to the above amounts, you may also receive amounts payable to you under the Severance Pay Plan. However, the total maximum amount of benefits that are payable to you under a combination of the Severance Pay Plan and this Supplemental Plan is an amount equal to fifty-two (52) Weeks of Pay. The number of additional weeks of pay provided under this Supplemental Plan shall be based on your age as of midnight on December 31, 1998.

5. Payment of Benefits. Severance benefits provided by this Supplemental Plan shall be paid in a lump sum, less the applicable withholding, on the effective Termination Date, or as soon as administratively practicable after the effective Termination Date; provided, however, that no payments shall be made before such date as the Release described in Section 6(A) has become effective and any revocation has expired.
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6.  Requirement of Effective Release; Integration with Other Benefits or Notice
    Requirements.

    (A) In addition to the eligibility requirements of Section 3 hereof, it is a condition to the receipt of the severance payments provided hereunder that the Eligible Employee shall have signed an Agreement and Release ("Release") in the form set forth in Attachment A and such Release shall have become effective in accordance with its terms. The failure or refusal of an employee to sign such a Release or the revocation of such a Release, to the extent permitted by its terms, shall disqualify the employee from receiving severance payments under this Supplemental Plan. If an employee files a lawsuit, charge, complaint or other claim asserting any claim or demand within the scope of the Release set forth in Attachment A, Dynegy Midstream, whether or not such claim is valid, shall retain all rights and benefits of the Release and in addition, shall be entitled to cancel any and all future obligations of the Release and recoup the value of all payments and benefits paid hereunder, together with its cost and attorneys' fees.

    (B) Severance payments (maximum of 52 Weeks of Pay) provided under this Supplemental Plan and the Severance Pay Plan are the maximum benefits that the Company (which includes Dynegy Midstream) will pay. To the extent that any federal, state or local laws, including, without limitation, so-called "plant closing" laws, requiring the Company to give advanced notice or make a payment of any kind to an Eligible Employee because of that Employee's involuntary termination due to a lay off, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits provided under this Supplemental Plan and the Severance Pay Plan shall be reduced or eliminated. The benefits provided under these Plans are intended to satisfy any and all statutory obligations that may arise out of an Eligible Employee's involuntary termination for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Supplemental Plan and the Severance Pay Plan.

7. Funding. Benefits payable under the Supplemental Plan shall be paid from the general funds of Dynegy Midstream. No trust fund or other segregated fund shall be established for this purpose.

8. Coordination with Severance Pay Plan. The Sections regarding Severance Pay Benefits, Plan Administration, Claim Review Procedure, Plan Amendment or Termination, ERISA Rights, General Provisions, Identifying Data and Definitions set out in the Severance Pay Plan shall apply to this Supplemental Plan. However, in the event any of the terms of the Severance Pay Plan are inconsistent with the terms of this Supplemental Plan, the terms of this Supplemental Plan shall control.

Effective August 1, 1998



                              _________________________________________
                                         Michael B. Barton,
                                    Vice President of  Human Resources,
                                         DYNEGY INC.
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                                 ATTACHMENT A
               TO DYNEGY MIDSTREAM SERVICES, LIMITED PARTNERSHIP
                        SUPPLEMENTAL SEVERANCE PAY PLAN

                             AGREEMENT AND RELEASE
                             ---------------------

     I, _______________________ ("Employee"), hereby agree to participate in the Dynegy Inc. Severance Pay Plan ("Severance Plan") and Dynegy Midstream Services, Limited Partnership Supplemental Severance Pay Plan ("Supplemental Plan") in accordance with the terms of the Severance Pay Plan and Supplemental Plan. A copy of the Severance Pay Plan and the Supplemental Plan (collectively the "Plans") have been provided to me.

                                    RELEASE
                                    -------

     I understand that in order to receive severance payments under the terms of the Plans, I must sign this Agreement and Release ("Release") and return it to the Vice President Human Resources, Dynegy Inc., 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, no later than _____________________, 1998. I understand that I have been given forty-five days to consider this Release. I have been advised to consult an attorney before I signed this Release. I understand that I will have seven (7) days after I sign and return this Release to the Vice President of Human Resources to change my mind and revoke this Release. I further understand that this Release will not become effective or enforceable until after that date.

     In consideration for the benefits provided under the Plans, and by signing this Release, I understand that I am knowingly, irrevocably, and voluntarily agreeing for myself and for my heirs, executors and assigns, to a full and complete release of Dynegy Inc., its predecessors, successors, subsidiaries, operating units, affiliates, divisions and the agents, representatives, officers, directors, shareholders, employees and attorneys and each of the foregoing (individually and collectively called the "Company" or "Employer"), from all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs, expenses, damages, actions and causes of action, whether in law or in equity, whether known or unknown, suspected or unsuspected, arising from my employment and termination of employment with Employer, including but not limited to, any and all claims pursuant to Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e, et seq., as amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Civil Rights act of 1966, 42 U.S.C. (S) 1981, 1983 and 1985, which prohibits violations of civil rights; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. (S) 621, et seq., which protects certain employee benefits; the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. (S) 12101, et seq., which prohibits discrimination against the disabled; the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S) 621, et seq., as amended by the Older Workers Benefit Protection Act of 1990; the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601, et seq., which provides medical and family leave; the Fair Labor Standards Act, 42 U.S.C.
(S) 201, et seq., including the Wage and Hour Law relating to payment of wages; the Worker Adjustment and Retraining Notification Act, and all other federal, state or local laws or regulations. This release

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also includes, but is not limited to, a release of any claims for breach of contract, mental pain, suffering and anguish, emotional upset, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, that Employer has dealt with me unfairly or in bad faith, and all other common law contract and tort claims. I am not waiving any rights or claims that may arise after this Release is signed by me.

     THE PRECEDING PARAGRAPH MEANS THAT BY SIGNING THIS RELEASE, YOU WILL HAVE WAIVED ANY RIGHT YOU MAY HAVE TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE COMPANY BASED ON ANY ACTIONS TAKEN BY THE COMPANY UP TO THE DATE OF THE SIGNING OF THIS RELEASE.

                            WAIVER OF REINSTATEMENT
                            -----------------------

     I forever waive and relinquish any right or claim to reinstatement of employment with Employer following my termination, and acknowledge that Employer has no obligation to rehire and return me to active duty at any time in the future.

                               ACKNOWLEDGEMENTS
                               ----------------

1. I have been advised by the Employer to consult with an attorney before executing this Release.

2. I have carefully read the contents of this Release, and I understand the contents of the Release. I am executing this Release voluntarily, knowingly, and without any duress or coercion.

3. I have been extended a period of 45 days within which to consider this Release and this has afforded me ample opportunity to consult with personal, financial, and legal advisors prior to executing this Release. In the event that I decide to execute this Release prior to the end of the 45 day time period, I certify that, in accordance with 29 CFR Part 1625.22(e)(6), my decision to accept such shortening of time is knowing and voluntary and is not induced by the Company through fraud, misrepresentation, a threat to withdraw or alter to offer prior to the expiration of the 45 day time period, or by providing different terms to other employees who sign the release prior to the expiration of such time period. Should I sign this Release before the expiration of the 45 day time period, the Company may expedite the processing of the Supplemental Severance benefits plus basic severance benefits provided in exchange for this Release.

4. I understand that for a period of seven (7) days following my execution of this Release, I may revoke the Release by notifying the Plan Administrator in care of the Vice President of Human Resources, Dynegy Inc., 1000 Louisiana, Suite 5800, Houston, Texas 77002, in writing, of my desire to do so. I understand that after the seven (7) day period has elapsed, this Release shall become effective and enforceable. I understand that no payment will be made under this Release until after the seven-day period has elapsed.


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5. I acknowledge that the benefits and payments provided to me under the Plans are consideration to which I am not otherwise entitled under any Employer plan, program, or prior agreement.

6. I agree that the benefits and payments paid under the Severance Pay Plan and the Supplemental Plan shall constitute the entire amount of monetary consideration provided to me under this Release, that I am not entitled to this consideration if I do not sign this Release and that I will not seek any further compensation for any other claimed damages, costs or attorneys' fees in connection with my employment with the Company, the separation of my employment, or any other matters encompassed by this Release.

7. Any payment received pursuant to the Plans is subject to applicable employment and income taxes. Employee acknowledges and agrees that the Company has made no representations regarding the tax consequences of any amounts received by Employee, and agrees to indemnify the Company for any amounts that may be deemed subject to withholding tax which were not withheld from these amounts.

8. I have been provided statistical and other information attached hereto as Exhibit A relating to the Severance Pay Plan and the Supplemental Plan. Exhibit A contains a detailed list of the job titles and ages of all employees eligible for the Supplemental Plan and the Severance Pay Plan and the ages of all employees of the Company and Dynegy Midstream Services, Limited Partnership in the same job classifications or organizational unit who are not eligible or selected. This information has been considered by me and my advisors in reaching the decision to sign this Release.

9. I understand and acknowledge that as an employee of the Company and its predecessors, I have had access to valuable trade secrets and confidential and proprietary information of the Company. I agree to maintain the confidentiality of any trade secret or proprietary information acquired by me during my employment. I further acknowledge that if I fail to maintain the confidentiality of the information, the Company reserves the right to pursue all legal and/or equitable remedies available to it.

                              GENERAL PROVISIONS

1. This Release sets forth the entire agreement between the parties hereto and supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to the subject matter of this Release. This Release expresses the full terms upon which Employer and the Employee conclude the employment relationship. There are no other representations or terms relating to the Employee employment relationship or the conclusion of that relationship other than those set forth in writing in this Release. I hereby represent and acknowledge that in executing this Release, I do not rely and have not relied upon any representations or statements made by any of the parties, agents, attorneys, employees, or representatives with regard to the subject matter, basis or effect of this Release or otherwise, other than as specifically stated in this written Release.

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2. In the event that any provision of this Release should be held to be void, voidable, or unenforceable, the remaining portions shall remain in full force and effect. Should the Release be held invalid, I understand that I shall return the monies given to me under the Plans in consideration for the execution of this Release.

3. This Release shall be construed and enforced according to ERISA and, to the extent not preempted, by the laws of the State of Texas.

4. I have carefully read, fully understand, and agree to be bound by all of the provisions of this Release, the Severance Pay Plan and the Supplemental Plan.


-------------------------------------     ------------------------------------
Date                                      Employee Signature